Exhibit 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $0.01 per share, of Watford Holdings Ltd., a Bermuda company, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the date noted below.

ARCH CAPITAL GROUP LTD.

Date: February 18, 2021	By:	/s/ François Morin
	Name:	François Morin
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

ARCH REINSURANCE LTD.

	By:	/s/ Jerome Halgan
	Name:	Jerome Halgan
	Title:	Chief Executive Officer

GULF REINSURANCE LIMITED

	By:	/s/ Roderick Romeo
	Name:	Roderick Romeo
	Title:	Director

GREYSBRIDGE HOLDINGS LTD.

	By:	/s/ Pierre Jal
	Name:	Pierre Jal
	Title:	Director

GREYSBRIDGE LTD.

	By:	/s/ Pierre Jal
	Name:	Pierre Jal
	Title:	Director